DELAWARE GROUP STATE TAX-FREE INCOME TRUST
Registration No. 811-02715
FORM N-SAR
Semi-annual Period Ended February 28, 2015

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group? State Tax-Free Income Trust (the ?Trust?), on behalf of  Delaware Tax-Free Pennsylvania Fund (the ?Fund?), held on March 31, 2015, the shareholders of the Trust/the Fund voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Fund; (iii) to revise the fundamental investment restriction relating to lending for the Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Fund of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 36,116,767.729
Percentage of Outstanding Shares 60.438%
Percentage of Shares Voted 97.401%
Shares with Authority Withheld 963,690.231
Percentage of Outstanding Shares 1.613%
Percentage of Shares Voted 2.599%

Ann Borowiec

Shares Voted For 36,090,860.552
Percentage of Outstanding Shares 60.395%
Percentage of Shares Voted 97.331%
Shares with Authority Withheld 989,597.408
Percentage of Outstanding Shares 1.656%
Percentage of Shares Voted 2.669%

Joseph W. Chow

Shares Voted For 36,057,053.848
Percentage of Outstanding Shares 60.338%
Percentage of Shares Voted 97.240%
Shares with Authority Withheld 1,023,404.112
Percentage of Outstanding Shares 1.713%
Percentage of Shares Voted 2.760%

Patrick P. Coyne
Shares Voted For 36,101,405.498
Percentage of Outstanding Shares 60.413%
Percentage of Shares Voted 97.360%
Shares with Authority Withheld 979,052.462
Percentage of Outstanding Shares 1.638%
Percentage of Shares Voted 2.640%

John A. Fry

Shares Voted For 36,069,303.064
Percentage of Outstanding Shares 60.359%
Percentage of Shares Voted 97.273%
Shares with Authority Withheld 1,011,154.896
Percentage of Outstanding Shares 1.692%
Percentage of Shares Voted 2.727%

Lucinda S. Landreth
Shares Voted For 36,105,618.815
Percentage of Outstanding Shares 60.420%
Percentage of Shares Voted 97.371%
Shares with Authority Withheld 974,839.145
Percentage of Outstanding Shares 1.631%
Percentage of Shares Voted 2.629%

Frances A. Sevilla-Sacasa
Shares Voted For 36,081,038.585
Percentage of Outstanding Shares 60.378%
Percentage of Shares Voted 97.305%
Shares with Authority Withheld 999,419.375
Percentage of Outstanding Shares 1.672%
Percentage of Shares Voted 2.695%

Thomas K. Whitford
Shares Voted For 36,078,660.680
Percentage of Outstanding Shares 60.374%
Percentage of Shares Voted 97.298%
Shares with Authority Withheld 1,001,797.280
Percentage of Outstanding Shares 1.676%
Percentage of Shares Voted 2.702%

Janet L. Yeomans
Shares Voted For 36,058,226.549
Percentage of Outstanding Shares 60.340%
Percentage of Shares Voted 97.243%
Shares with Authority Withheld 1,022,231.411
Percentage of Outstanding Shares 1.711%
Percentage of Shares Voted 2.757%

J. Richard Zecher

Shares Voted For 36,075,195.158
Percentage of Outstanding Shares 60.369%
Percentage of Shares Voted 97.289%
Shares with Authority Withheld 1,005,262.802
Percentage of Outstanding Shares 1.682%
Percentage of Shares Voted 2.711%

2.?
To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares. The results were as follows:
Delaware Tax-Free Pennsylvania Fund
Shares Voted For 29,498,704.341
Percentage of Outstanding Shares 49.363%
Percentage of Shares Voted 79.553%
Shares Voted Against 1,132,072.728
Percentage of Outstanding Shares 1.894%
Percentage of Shares Voted 3.053%
Shares Abstained        1,125,099.891
Percentage of outstanding shares      1.883%
Percentage of Shares Voted       3.034%
Broker Non-Votes        5,324,581.000

3. To revise the fundamental investment restriction relating to lending.
A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:
Delaware Tax-Free Pennsylvania Fund
Shares Voted For 29,190,549.717
Percentage of Outstanding Shares 48.848%
Percentage of Shares Voted 78.722%
Shares Voted Against 1,355,584.177
Percentage of Outstanding Shares 2.268%
Percentage of Shares Voted 3.656%
Shares Abstained        1,209,743.066
Percentage of outstanding shares      2.024%
Percentage of Shares Voted       3.262%
Broker Non-Votes        5,324,581.000

4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.?The results were as follows:
Delaware Group State Tax-Free Income Trust
Shares Voted For 29,564,131.277
Percentage of Outstanding Shares 49.473%
Percentage of Shares Voted 79.730%
Shares Voted Against 943,197.196
Percentage of Outstanding Shares 1.578%
Percentage of Shares Voted 2.544%
Shares Abstained        1,248,550.487
Percentage of outstanding shares      2.089%
Percentage of Shares Voted       3.367%
Broker Non-Votes        5,324,579.000
4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.?The results were as follows:
Delaware Group State Tax-Free Income Trust
Shares Voted For 29,314,582.506
Percentage of Outstanding Shares 49.055%
Percentage of Shares Voted 79.057%
Shares Voted Against 1,085,875.381
Percentage of Outstanding Shares 1.817%
Percentage of Shares Voted 2.928%
Shares Abstained        1,355,421.073
Percentage of outstanding shares      2.268%
Percentage of Shares Voted       3.655%
Broker Non-Votes        5,324,579.000
4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Delaware Group State Tax-Free Income Trust
Shares Voted For 29,867,449.976
Percentage of Outstanding Shares 49.981%
Percentage of Shares Voted 80.548%
Shares Voted Against 844,476.868
Percentage of Outstanding Shares 1.413%
Percentage of Shares Voted 2.277%
Shares Abstained        1,043,954.116
Percentage of outstanding shares      1.747%
Percentage of Shares Voted       2.815%
Broker Non-Votes        5,324,577.000

SUB-ITEM 77I:  Terms of new or amended securities

On August 19-21, 2014, the Board of Trustees of Delaware Group State Tax-Free Income Trust (the ?Registrant?) voted to approve the early conversion of Delaware Tax-Free Pennsylvania Fund?s Class B shares to Class A shares. In connection with this approval, the Board amended the terms of the Registrant?s Agreement and Declaration of Trust via Board resolution to permit the early conversion of Class B shares to Class A shares. The rights of Class A shares did not change. Details related to the early conversion are incorporated herein by reference to the supplement dated August 22, 2014 to the Registrant?s prospectus dated December 30, 2013, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-14-000321).

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